UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2025

ENTRADA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Design Center Place
Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 3, 2025, Entrada Therapeutics, Inc. (the “Company”) issued a press release titled “Entrada Therapeutics Receives Authorization in the United Kingdom to Initiate ELEVATE-44-201, a Phase 1/2 Multiple Ascending Dose Clinical Study of ENTR-601-44 in Patients Living with Duchenne Muscular Dystrophy.” A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 3, 2025, the Company announced the receipt of authorization from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency and Research Ethics Committee for its Clinical Trial of an Investigational Medicinal Product for a Phase 1/2 multiple ascending dose clinical study of ENTR-601-44 for the potential treatment of Duchenne muscular dystrophy (“DMD”) in patients with a confirmed mutation in the DMD gene amenable to exon 44 skipping. ENTR-601-44 is Entrada’s lead product candidate within its Duchenne franchise and is being developed for the potential treatment of individuals with Duchenne who are exon 44 skipping amenable..

The Phase 1/2 trial’s primary objective is to evaluate the safety, tolerability and effectiveness of ENTR-601-44 in ambulatory patients with DMD who are exon 44 skipping amenable. The Company is on track to initiate the trial for ENTR-601-44 in the United Kingdom in the second quarter of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains express and implied forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects and plans, objectives of management, expectations regarding the Company’s planned Phase 1/2 multiple ascending dose clinical study ENTR-601-44, including its initiation in the United Kingdom in Q2 2025, the ability to recruit for and complete a Phase 1/2 clinical trial for ENTR-601-44, expectations regarding the safety and therapeutic benefits of ENTR-601-44, the continued development and advancement of ENTR-601-44 for the potential treatment of DMD, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical and clinical studies; the timing of and the Company’s ability to submit and obtain regulatory clearance for Investigational New Drug application applications and initiate clinical trials; whether results from preclinical studies and clinical trials will be predictive of the results of later preclinical studies and clinical trials; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

The following exhibit relating to Item 7.01 of this Form 8-K shall be deemed to be furnished and not filed:

99.1	Press Release issued by Entrada Therapeutics, Inc. on February 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: February 3, 2025	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer